Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF COLORADO

The Honorable Howard R. Tallman

In re:	)	Chapter 11
)
American Eagle Energy Corporation	)	Case No. 15-15073-HRT
Tax ID / EIN: 20-0237026)
)
AMZG, Inc.	)	Case No. 15-15074-HRT
Tax ID / EIN: 20-8642477)
	)	(Jointly Administered)
Debtors.	)
)

ORDER (A) Authorizing and Approving (I) THE ASSET PURCHASE AGREEMENT; (II) THE SALE OF THE DEBTORS’ ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS; AND (III) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
AND UNEXPIRED LEASES; AND (B) GRANTING RELATED RELIEF

Upon consideration of the Debtors’ Motion for Entry of Orders: (i) Establishing Bidding and Sale Procedures; (ii) Approving the Sale of Assets; and (iii) Granting Related Relief [Docket No. 172] (the “Motion”);1 and the Court having entered an order approving, among other things, the Bidding Procedures [Docket No. 252] (the “Bidding Procedures Order”) based upon the evidence presented at the hearing held on July 13, 2015 (the “Bidding Procedures Hearing”); and the Auction having been held in accordance with the Bidding Procedures Order; and at the conclusion of the Auction, Resource Energy Can-Am LLC (including any permitted assignee under the Asset Purchase Agreement (as defined below), the “Purchaser”) having been chosen as the Winning Bidder for the Purchased Assets; and upon the Purchaser and Debtors having entered into that certain Asset Purchase Agreement, dated as of October 21, 2015 (together with all ancillary documents, as may be amended, modified or supplemented, the “Asset Purchase Agreement”); and the Court having conducted a hearing (the “Sale Hearing”) on October 22, 2015; and all creditors and parties in interest having been heard or having had the opportunity to be heard regarding the Asset Purchase Agreement; and it appearing that adequate and proper notice of the Motion has been given and that no other or further notice need be given; and the Sale Hearing having been held to consider the relief requested in the Motion; and the Court having considered the objections to the sale (the “Sale Objections”) filed by a number of parties; and upon the record of the Sale Hearing and all of the proceedings had before the Court; and the Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors, their estates, their creditors and all other parties in interest; and that the legal and factual bases set forth in the Motion, the Declaration of Martin Beskow, and the testimony adduced at the Sale Hearing establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor,

1 Capitalized terms used but not defined herein shall have the meanings set forth in the Motion or the Asset Purchase Agreement (as defined below). In the event of a conflict between a defined term used in the Motion or the Asset Purchase Agreement, the definition used in the Asset Purchase Agreement will prevail. For the Avoidance of doubt, with respect to the oil and gas wells that are subject to either the Carry Agreement or the Farm Out Agreement with USG Properties Bakken I, LLC (“USG”), the “Purchased Assets” (1) shall only include the working interests owned by Debtors in the Carry and Farmout Wells described on a side letter between USG and the Purchaser as being included in the “Purchased Assets”, and (2) shall not include (x) any working interest currently owned by USG, as reflected in the register of deeds of the counties where such assets are located (the “USG Recorded Interests”), but shall include (y) any reversionary interest owned by the Debtors in the Carry and Farmout Wells as of the Effective Date (the “Reversionary Interest”).

IT IS HEREBY FOUND AND DETERMINED THAT:2

A.           Jurisdiction. The Court has jurisdiction to hear and determine the Motion and to grant the relief requested in the Motion pursuant to 28 U.S.C. §§ 157(b)(1) and 1334(b).

B.           Venue. Venue of this case and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

[2]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact to the fullest extent of the law. See Fed. R. Bankr. P. 7052.

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C.           Statutory Predicates. The statutory and legal predicates for the relief requested in the Motion are sections 105, 363 and 365 of title 11 of the United States Code, 11 U.S.C. §§101, et seq. (the “Bankruptcy Code”), and Rules 2002, 6004, 6006, 9006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

D.           Notice. Notice of the Motion and the Sale Hearing has been provided to: (i) all parties that expressed interest in the possible purchase of any of the Purchased Assets; (ii) counsel for the Office of the United States Trustee for this district (the “United States Trustee”); (iii) counsel to the Creditors’ Committee; (iv) counsel for the Ad Hoc Group and the Stalking Horse Bidder; (v) all entities known by the Debtors to have filed a notice of appearance or a request for receipt of chapter 11 notices and pleadings filed in the Debtors’ Chapter 11 Cases as of the date hereof; (vi) all federal, state and local regulatory and taxing authorities and recording offices which have a known interest in the relief requested in the Motion; (vii) the United States Attorney’s Office for the States of Colorado, North Dakota, Nevada and Montana; (viii) the Attorney General’s Office for the States of Colorado, North Dakota, Nevada and Montana; (ix) the United States Securities and Exchange Commission; (x) all holders of possible Preferential Purchase Rights; (xi) all other parties on the Debtors’ Master Service List; (xii) counsel to the Trustee (as defined below); (xiii) any entity known or reasonably believed to have asserted a security interest in or lien against any of the Purchased Assets (and their counsel, if known); (xiv) the Internal Revenue Service; (xv) all known lessors to the Debtors’ oil and gas leases; and (xvi) all known third parties owning a working interest in the Purchased Assets and/or net revenue interests in the Purchased Assets; and (xvii) such other entities as may have been reasonably requested by the Stalking Horse Bidder (collectively, the “Notice Parties”), all in accordance with and as provided by the Bidding Procedures Order.

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E.           Notice Sufficient. Based upon the affidavits of service previously filed with the Court and the evidence presented at the Sale Hearing, adequate and sufficient notice of the Motion, Auction, Sale Hearing, the Sale, and the transactions contemplated thereby, including without limitation, the assumption and assignment of the Assigned Contracts that constitute “Purchased Contracts” under and as defined in the Asset Purchase Agreement to the Purchaser, has been provided in accordance with the Bidding Procedures Order, sections 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9006. A reasonable opportunity to object and be heard with respect to the Sale, the Motion and the relief requested therein, including the assumption and assignment of the Assigned Contracts that constitute Purchase Contracts to the Purchaser and the amounts necessary under section 365(b) of the Bankruptcy Code to cure defaults thereunder, as such amounts have been transmitted pursuant to a written notice delivered to the applicable counterparty, and the exercise of alleged Preferential Purchase Rights has been afforded to all interested persons and entities, including the Notice Parties.

F.           Assets Property of the Estate. The Purchased Assets sought to be transferred and/or assigned by the Debtors to the Purchaser pursuant to the Asset Purchase Agreement are property of the Debtors’ estates and title thereto is vested in the Debtors’ estates.

G.          Sufficiency of Marketing. The Debtors and their professionals marketed the Purchased Assets and conducted the marketing and sale process as set forth in and in accordance with the Motion and the Bidding Procedures. Based upon the record of these proceedings, all creditors and other parties in interest (including all holders of alleged Preferential Purchase Rights) and all prospective purchasers have been afforded a reasonable and fair opportunity to bid for the Purchased Assets or to seek to exercise such alleged Preferential Purchase Rights, as the case may be.

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H.          Stalking Horse APA. On or about June 26, 2015, the Debtors entered into the Stalking Horse APA (CM/ECF No. 172), subject to higher or better offers. The Stalking Horse APA was subsequently revised on or about July 9, 2015 (CM/ECF No. 210), and on or about August 17, 2015 (CM/ECF No. 304 and 305). In accordance with the Bidding Procedures Order, the transactions contemplated by the Stalking Horse APA were deemed a Qualifying Bid and the “Purchaser” thereunder was eligible to participate in the Auction.

I.           Bidding Procedures. The Bidding Procedures were substantively and procedurally fair to all parties and all potential bidders and afforded notice and a full, fair and reasonable opportunity for any person to make a higher or otherwise better offer to purchase the Purchased Assets. The Debtors conducted the sale process (including the Auction) without collusion and in accordance with the Bidding Procedures.

J.           Auction. After the conclusion of the Auction held on October 21, 2015, the Debtors determined in a valid and sound exercise of their business judgment that the highest and best Qualifying Bid for the Purchased Assets was that of the Purchaser as contemplated in the Asset Purchase Agreement.

K.         Preferential Purchase Rights. Each holder of an alleged Preferential Purchase Right that did not timely submit a Preferential Purchase Right Notice (as defined in the Bidding Procedures) is deemed to have (i) forever waived such Preferential Purchase Right in connection with the Sale and (ii) consented to the relief granted in the Motion and the Sale, free and clear of such Preferential Purchase Right (the “Waived Preferential Purchase Rights”).

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L.           Corporate Authority. Subject to the entry of this Sale Order, the Debtors: (i) have full power and authority to execute the Asset Purchase Agreement and all other documents contemplated thereby; (ii) have all of the power and authority necessary to consummate the transactions contemplated by and otherwise perform under the Asset Purchase Agreement (collectively, the “Transactions”), and (iii) have taken all company action necessary to authorize and approve the Asset Purchase Agreement and the sale of the Purchased Assets, and any actions required to be performed by the Debtors in order to consummate the Transactions contemplated in the Asset Purchase Agreement. No consents or approvals, other than those expressly provided for in the Asset Purchase Agreement or this Sale Order, are required for the Debtors to consummate the Sale.

M.          Arm’s-Length Sale and Purchaser’s Good Faith. The Asset Purchase Agreement was negotiated and is undertaken by the Debtors and the Purchaser at arm’s length without collusion or fraud, and in good faith within the meaning of section 363(m) of the Bankruptcy Code. The Purchaser is not an “insider” of the Debtors as that term is defined by section 101(31) of the Bankruptcy Code. The Purchaser (i) recognized that the Debtors were free to deal with any other party interested in acquiring the Purchased Assets, (ii) complied with the Bidding Procedures Order and (iii) willingly subjected the bid to the competitive Bidding Procedures approved in the Bidding Procedures Order. All payments to be made by the Purchaser and other agreements or arrangements entered into by the Purchaser in connection with the Sale have been disclosed. The Purchaser has not violated section 363(n) of the Bankruptcy Code by any action or inaction, and no common identity of directors or controlling stockholders exists between and among the Purchaser and the Debtors. As a result of the foregoing, the Purchaser is a “good faith purchaser” within the meaning of section 363(m) of the Bankruptcy Code, and as such, is entitled to all of the protections afforded thereby, including in the event this Sale Order or any portion thereof is reversed or modified on appeal, and the Purchaser otherwise has proceeded in good faith in all respects in connection with the Sale specifically and these Chapter 11 Cases generally.

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N.           Sale Highest or Best Offer. The total consideration provided by the Purchaser for the Purchased Assets as reflected in the Asset Purchase Agreement is the highest and best offer for the Purchased Assets. No other person or entity or group of persons or entities has offered to purchase the Purchased Assets for an amount that would provide greater value to the Debtors than the Purchaser. The Court’s approval of the Motion, the Asset Purchase Agreement, and the Transactions maximizes the Debtors’ recovery for the Purchased Assets, and, thus, is in the best interests of the Debtors and their estates, creditors and all other parties in interest.

O.           No Fraudulent Transfer. The Purchase Price constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and any other applicable law, and may not be avoided under section 363(n) of the Bankruptcy Code. The Asset Purchase Agreement was not entered into, and the Sale is not being consummated, for the purpose of hindering, delaying or defrauding creditors of the Debtors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof, or the District of Columbia, or any other applicable law. Neither the Debtors nor the Purchaser has entered into the Asset Purchase Agreement or is consummating the Sale with any fraudulent or otherwise improper purpose.

P.           No Liability under Section 363(n). Neither the Debtors, nor the Purchaser engaged in any conduct that would cause or permit the Asset Purchase Agreement or the consummation of the Sale to be avoided, or costs or damages to be imposed, under section 363(n) of the Bankruptcy Code.

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Q.           Lien Claimant Objections to Motion. USG Properties Bakken I, LLC, Jacam Chemical Company 2013, LLC, Power Crude Transport Inc., Murex Petroleum Corporation, Halliburton Energy Services, Inc., Hydratek, Inc., Miller Oil company, Inc., G-Style Transport, LLC, Precision Completion & Production Services, Ltd., Crescent Point Energy U.S. Corp. and CMG Oil & Gas, Inc. (the “Lien Claimants”) filed objections to the “free and clear” relief in the Motion and assert that they hold liens (“Lien Claimants’ Liens”) that are senior in priority to the liens held by the Trustee (or its successor/assign) under the Indenture securing the Senior Secured Notes (the “Senior Secured Notes Lien”). There are two adversary proceedings pending with this Court where the Lien Claimants (excluding Murex Petroleum Corporation and Crescent Point Energy U.S. Corp.) seek a declaration that the Lien Claimants’ Liens are senior in priority to the Senior Secured Notes Lien [Adv. Pro Nos. 15-01269-HRT and 15-01343-HRT], among other claims. Solely with regard to the sale to the Purchaser, and not to any sale to the Next Highest Bidder, the Lien Claimants withdrew their objections, but otherwise maintained them as to any proposed sale under a credit bid to the Next Highest Bidder.

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R.           Transfer of Purchased Assets Free and Clear. The Debtors are the sole and lawful owner of the Purchased Assets. Except as otherwise provided in the Asset Purchase Agreement or this Order, the transfer of each of the Purchased Assets to the Purchaser will be, as of the Closing Date, a legal, valid, and effective transfer of the Purchased Assets, which transfer vests or will vest the Purchaser with all right, title, and interest of the Debtors to the Purchased Assets free and clear of, among other things, (i) all Liens, except for certain Permitted Liens (if any) that expressly survive the Closing pursuant to the Asset Purchase Agreement (the “Surviving Liens”), (ii) all debts arising under, relating to, or in connection with any act of the Debtors or claims (as that term is defined in section 101(5) of the Bankruptcy Code), liabilities, obligations, demands, guaranties, options, rights, contractual commitments, covenants, restrictions, interests and matters of any kind and nature, whether arising prior to or subsequent to the commencement of the Debtors’ Chapter 11 Cases, and whether imposed by agreement, understanding, law, equity or otherwise (including, without limitation, rights with respect to Claims (as defined below) and Liens (x) that purport to give to any party a right of setoff or recoupment against, or a right or option to effect any forfeiture, modification, profit sharing interest, right of first refusal, purchase or repurchase right or option, or termination of, the Debtors’ or the Purchaser’s interests in the Purchased Assets, or any similar rights, or (y) in respect of taxes, restrictions, rights of first refusal, charges of interests of any kind or nature, if any, including, without limitation, any restriction on use, voting, transfer, receipt of income or other exercise of any attributes of ownership) (collectively, as defined in this clause (ii), “Claims”), relating to, accruing or arising any time prior to or on the Closing Date, with the exception of Assumed Liabilities and (iii) any Waived Preferential Purchase Rights (collectively with subsections (i) and (ii) above, the “Interests”).

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S.           Free and Clear Findings Required by Purchaser. The Purchaser would not have entered into the Asset Purchase Agreement and would not consummate the transactions contemplated thereby if the Sale of the Purchased Assets to the Purchaser were not free and clear of any and all Interests (other than Surviving Liens or Assumed Liabilities) pursuant to section 363(f) of the Bankruptcy Code, or if the Purchaser would, or in the future could, be liable for any of such Interests. Effective upon the Closing Date, the Purchaser shall not be responsible for any Interests (other than Surviving Liens or Assumed Liabilities), including, without limitation, in respect of the following: (i) any labor or employment agreements; (ii) all mortgages, deeds of trust and security interests; (iii) any intercompany loans and receivables between the Debtors and any non-Debtor affiliate; (iv) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, including, without limitation, any pension plan of any Debtor, any affiliate of any Debtor, or any member of the Debtors’ “control group;” (v) any other employee, worker’s compensation, occupational disease or unemployment or temporary disability related claim, including, without limitation, claims that might otherwise arise under or pursuant to (a) the Employee Retirement Income Security Act of 1974, as amended, (b) the Fair Labor Standards Act, (c) Title VII of the Civil Rights Act of 1964, (d) the Federal Rehabilitation Act of 1973, (e) the National Labor Relations Act, (f) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended, (g) the Americans with Disabilities Act of 1990, (h) the Consolidated Omnibus Budget Reconciliation Act of 1985, (i) state discrimination laws, (j) state unemployment compensation laws or any other similar state laws, (k) the Worker Adjustment and Retraining Notification Act, 29 U.S.C §§ 2101 et. seq., or (l) any other state or federal benefits or claims relating to any employment with the Debtors or any of their predecessors; (vi) Interests arising under any Environmental, Health and Safety Laws with respect to any assets owned or operated by Debtors or any corporate predecessor at any time prior to the Closing Date and any liabilities of the Debtors other than the Assumed Liabilities; (vii) any bulk sales or similar law; (viii) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; (ix) any and all Interests arising out of violations, or other non-compliance with any law(s), regulation(s), standard(s), guideline(s), enforcement order(s), or any other authority or requirement enforced by, or under the supervision of the Occupational Safety and Health Administration; (x) any theories of successor liability or causes of action related thereto; (xi) except as provided in Paragraph W below, any unpaid pre-Closing royalties or similar interests relating to any oil and gas leases included in the Purchased Assets; and (xii) any rights or claims based on Excluded Contracts or Excluded Liabilities). A sale of the Purchased Assets other than one free and clear of all Interests would yield substantially less value for the Debtors’ estates, with less certainty, than the Sale as contemplated. Therefore, the Sale contemplated by the Asset Purchase Agreement maximizes the Debtors’ recovery on the Purchased Assets, and, thus, is in the best interests of the Debtors and their estates, creditors and all other parties in interest.

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T.           Satisfaction of Section 363(f) Standards. With the exception of Surviving Liens and Assumed Liabilities, the Debtors may sell the Purchased Assets free and clear of all Interests because, with respect to each creditor or other person or entity asserting an Interest, one or more of the standards set forth in section 363(f)(l)-(5) of the Bankruptcy Code has been satisfied. Those holders of Interests who did not object (or who ultimately withdrew their objections, if any) to the Sale or the Motion and those holders of Waived Preferential Purchase Rights are deemed to have consented to the Motion and Sale pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Interests who did object or that exercised an alleged Preferential Purchase Right fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

U.           No Successor or Similar Liability. The Purchaser is not holding itself out to the public as a continuation of the Debtors and is not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors or stockholders exists now or has ever existed between the Purchaser and the Debtors. The conveyance of the Purchased Assets does not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtors and/or Debtors’ estates, there is not substantial continuity between the Purchaser and the Debtors, there is no continuity of enterprise between the Debtors and the Purchaser, the Purchaser is not a mere continuation of the Debtors or their estates, and the Purchaser does not constitute a successor to the Debtors or their estates. The Purchaser’s acquisition of the Purchased Assets shall be free and clear of any “successor liability” claims of any nature whatsoever, whether known or unknown and whether asserted or unasserted as of the Closing. The Purchased Assets shall not be subject to any Interests arising under or in connection with the Excluded Contracts, Excluded Assets or Excluded Liabilities based on “covenant running with the land” or other similar theories. The Purchaser’s operations shall not be deemed a continuation of the Debtors’ business as a result of the acquisition of the Purchased Assets. The Purchaser would not have acquired the Purchased Assets but for the foregoing protections against potential claims based upon “successor liability” theories.

V.          Pre-Effective Date Transactions. The Debtors shall remain liable for all royalty, working interest, overriding royalty interest, joint interest billing obligations, and other vendor obligations related to the Purchased Assets accruing prior to the Effective Date of November 1, 2015 (“Pre-Effective Date Obligations”) and such Pre-Effective Date Obligations shall be paid by the Debtors in the ordinary course of business. Included in the outstanding Pre-Effective Date Obligations are $47,180.96 in joint interest billing obligations owed to Murex (“Murex JIBs”) and $26,702.43 in joint interest billing obligations owed to Crescent Point (“Crescent Point JIBs”).  The Debtors shall pay the Murex JIBs and the Crescent Point JIBs no later than November 30, 2015.

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W.           Post-Effective Date Transactions. Subject to the terms of the Asset Purchase Agreement, the Purchaser shall be responsible for all royalty, working interest, overriding royalty interest, joint interest billing obligations, and other vendor obligations related to the Purchased Assets accruing from the Effective Date of November 1, 2015 forward (“Post-Effective Date Obligations”). Subject to the terms of the Asset Purchase Agreement, the Post-Effective Date Obligations will be paid by the Purchaser in the ordinary course of business, with all parties reserving their respective rights as they apply only to such Post-Effective Date Obligations.

X.           Assigned Contracts. Each and every provision of the Assigned Contracts or Mineral Leases or applicable non-bankruptcy law that purports to prohibit, restrict, or condition, or could be construed as prohibiting, restricting, or conditioning assignment of any Assigned Contract has been satisfied or is otherwise unenforceable under section 365 of the Bankruptcy Code. All counterparties of the Assigned Contracts or Mineral Leases who did not or do not timely file an objection to the assumption and assignment of the Assigned Contract(s) or Mineral Lease to which they are counterparty are deemed to consent to the assumption by the Debtors of their respective Assigned Contract(s) or Mineral Lease and the assignment thereof to the Purchaser, and the Purchaser shall enjoy all of the rights and benefits under each such Assigned Contract or Mineral Lease as of the applicable date of assumption and assignment without the necessity of obtaining such non-debtor party’s written consent to the assumption or assignment thereof. Upon the assignment and sale to the Purchaser, the Assigned Contracts and Mineral Leases shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Sale Order, and shall be assigned and transferred to the Purchaser, notwithstanding any provision in the Assigned Contracts or Mineral Leases prohibiting or otherwise restricting assignment or transfer. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assigned Contracts and Mineral Leases and sell the Purchased Assets to the Purchaser in connection with the consummation of the Sale of the Purchased Assets, and the assumption and assignment of the Assigned Contracts and Mineral Leases is in the best interests of the Debtors, their estates and creditors, and other parties in interest. The Assigned Contracts and Mineral Leaess being assigned to the Purchaser are an integral part of the Sale of the Purchased Assets and, accordingly, their assumption and assignment are reasonable and an enhancement to the value of the Debtors’ estates.

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Y.           Cure/Adequate Assurance. Pursuant to the Asset Purchase Agreement, the Cure Costs will be paid by Purchaser as “Assumed Liabilities” under the Asset Purchase Agreement. The Purchaser has demonstrated adequate assurance of future performance of all Assigned Contracts within the meaning of section 365 of the Bankruptcy Code, including its promise to perform the Debtors’ obligations under the Assigned Contracts for periods on and after the Closing. The Cure Costs are deemed the amounts necessary to “cure” (within the meaning of section 365(b)(l) of the Bankruptcy Code) all “defaults” (within the meaning of section 365(b) of the Bankruptcy Code) under such Assigned Contracts. Any objections to the Cure Costs, to the extent not otherwise resolved, are hereby overruled. To the extent that any counterparty failed to timely object to its Cure Cost or to raise any other alleged default or breach of contract, such counterparty is deemed to have consented to such Cure Cost and to the assignment of its respective Assigned Contract(s) to the Purchaser and to have waived any other defaults or breaches. The Court finds that with respect to all such Assigned Contracts, the payment of the Cure Costs as provided in the Asset Purchase Agreement is appropriate and is deemed to fully satisfy the Debtors’ obligations under sections 365(b) and 365(f) of the Bankruptcy Code. Accordingly, all of the requirements of sections 365(b) and 365(f) of the Bankruptcy Code have been satisfied for the assumption by the Debtors, and the assignment by the Debtors to the Purchaser, of each of the Assigned Contracts to be assumed and assigned to the Purchaser as of Closing. To the extent any Assigned Contract is not an executory contract within the meaning of section 365 of the Bankruptcy Code, it shall be transferred to the Purchaser in accordance with the terms of this Sale Order that are applicable to the Purchased Assets, and the Purchaser shall have no liability or obligation for any (a) defaults or breaches under such agreement that relate to acts or omissions that occurred in the period, or otherwise arose, prior to the Closing Date, and (b) claims, counterclaims, offsets, or defenses (whether contractual or otherwise, including without limitation, any right of recoupment) with respect to such Assigned Contract, that relate to any acts or omissions that arose or occurred prior to the Closing Date.

Z.           Assets Assignable. Each and every provision of the documents governing the Purchased Assets or applicable non-bankruptcy law that purports to prohibit, restrict, or condition, or could be construed as prohibiting, restricting, or conditioning assignment of any of the Purchased Assets (including any Mineral Leases or other instruments constituting Purchased Assets), if any, have been satisfied or are otherwise unenforceable under section 365 of the Bankruptcy Code.

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AA.          Sale as Exercise of Business Judgment. Entry into and consummation of the Asset Purchase Agreement constitute the exercise by the Debtors of sound business judgments, and such acts are in the best interests of the Debtors, their estates and creditors, and all parties in interest. The Court finds that the Debtors have articulated good and sufficient business reasons justifying the Sale of the Purchased Assets to the Purchaser. Additionally: (i) the Asset Purchase Agreement constitutes the highest and best offer for the Purchased Assets; (ii) the Asset Purchase Agreement and the closing thereon presents the best opportunity to realize the maximum value of the Purchased Assets and avoid a decline and devaluation of the Purchased Assets; (iii) there is risk of deterioration of the value of the Purchased Assets if the Sale is not consummated promptly; and (iv) the Asset Purchase Agreement and the closing thereon will provide a greater recovery for the Debtors’ creditors than would be provided by any other presently available alternative. The Debtors have demonstrated compelling circumstances and a good, sufficient and sound business purpose and justification for the Sale prior to, and outside of, a plan of reorganization. Because the entry into and consummation of the Asset Purchase Agreement constitutes the exercise by the Debtors of sound business judgment, the Debtors, their respective members, officers, directors, employees, advisors, professionals or agents, shall have or incur no liability to the estate or any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the negotiations of the Asset Purchase Agreement or the consummation of the transactions contemplated thereunder, other than liability arising out of or relating to any act or omission that constitutes a breach of the Asset Purchase Agreement, willful misconduct, fraud or gross negligence, in each case as determined by a court of competent jurisdiction.

BB.          Compelling Reasons for an Immediate Sale. Good and sufficient reasons for approval of the Asset Purchase Agreement have been articulated by the Debtors. The Debtors have demonstrated compelling circumstances for the Sale outside: (a) the ordinary course of business, pursuant to section 363(b) of the Bankruptcy Code; and (b) a plan of reorganization, in that, among other things, the immediate consummation of the Sale to the Purchaser is necessary and appropriate to preserve and to maximize the value of the Debtors’ estates. To maximize the value of the Purchased Assets and preserve the viability of the businesses to which the Purchased Assets relate, it is essential that the Sale occur promptly. Time is of the essence in consummating the Sale.

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CC.          No Sub Rosa Plan. The Sale does not constitute a sub rosa chapter 11 plan. The Sale neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates a liquidating plan of reorganization for the Debtors.

DD.         Final Order. This Sale Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, that this Sale Order is not stayed, and expressly directs entry of judgment as set forth herein.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

1.          Motion Granted. The relief requested in the Motion is GRANTED and the Sale is approved, all as set forth in this Sale Order.

2.          Objections Overruled. All objections to the cash sale proposed, if any, with regard to the relief sought in the Motion that have not been withdrawn, waived, settled or otherwise dealt with as expressly provided herein or on the record at the Sale Hearing are hereby overruled on the merits, with prejudice; provided, that any objection maintained and not withdrawn as to any credit bid sale to the Next Highest Bidder, shall be fully preserved and shall not be affected by the entry of this Order.

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3.          Approval. Pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the Asset Purchase Agreement, the assumption and assignment of the Assigned Contracts to the Purchaser as of the Closing Date, the Sale of the Purchased Assets to the Purchaser and the other Transactions are hereby approved and the Debtors are authorized and directed to consummate, and shall be deemed for all purposes to have consummated, the Sale, including the sale, transfer and assignment of all of the Debtors’ right, title and interest in the Purchased Assets to the Purchaser free and clear of any and all Interests (other than Surviving Liens and the Assumed Liabilities) in accordance with the terms of the Asset Purchase Agreement and this Order. Pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the Debtors, the Trustee and the Purchaser are each hereby authorized and directed to take any and all actions necessary or appropriate to: (a) consummate the Sale of the Purchased Assets to the Purchaser and the Closing of the Sale, the Asset Purchase Agreement and this Sale Order, (b) assume and assign the Assigned Contracts to be assumed and assigned to the Purchaser as of the Closing Date, and (c) perform, consummate, implement and close fully the Asset Purchase Agreement together with any and all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement. The Debtors are hereby authorized and directed to perform each of their respective covenants and undertakings as provided in the Asset Purchase Agreement prior to or after the Closing of the Sale without further order of the Court. The Purchaser shall have no obligation to close the Sale except as is contemplated and provided for in the Asset Purchase Agreement. The Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the Asset Purchase Agreement or any other sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the provisions of this Sale Order.

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4.          Transfer Free and Clear. Subject to Paragraph 5 of this Order, pursuant to sections 105, 363 and 365 of the Bankruptcy Code, upon the Closing, neither the Purchaser nor its respective successors and assigns shall have any liability for any Interest, except for Surviving Liens and Assumed Liabilities, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, whether as a successor, vicariously or otherwise, of any kind, nature or character whatsoever, including for any Interests arising under, without limitation: (i) any labor or employment agreements; (ii) all mortgages, deeds of trust and security interests; (iii) any intercompany loans and receivables between the Debtors and any non-Debtor affiliate; (iv) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, including, without limitation, any pension plan of any Debtor, any affiliate of any Debtor, or any member of the Debtors’ “control group;” (v) any other employee, worker’s compensation, occupational disease or unemployment or temporary disability related claim, including, without limitation, claims that might otherwise arise under or pursuant to (a) the Employee Retirement Income Security Act of 1974, as amended, (b) the Fair Labor Standards Act, (c) Title VII of the Civil Rights Act of 1964, (d) the Federal Rehabilitation Act of 1973, (e) the National Labor Relations Act, (f) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended, (g) the Americans with Disabilities Act of 1990, (h) the Consolidated Omnibus Budget Reconciliation Act of 1985, (i) state discrimination laws, (j) state unemployment compensation laws or any other similar state laws, (k) the Worker Adjustment and Retraining Notification Act, 29 U.S.C §§ 2101 et. seq., or (l) any other state or federal benefits or claims relating to any employment with the Debtors or any of their predecessors; (vi) Interests arising under any Environmental, Health and Safety Laws with respect to any assets owned or operated by Debtors or any corporate predecessor at any time prior to the Closing Date and any liabilities of the Debtors other than the Assumed Liabilities; (vii) any bulk sales or similar law; (viii) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; (ix) any and all Interests arising out of violations, or other non-compliance with any law(s), regulation(s), standard(s), guideline(s), enforcement order(s), or any other authority or requirement enforced by, or under the supervision of the Occupational Safety and Health Administration; (x) any theories of successor liability or causes of action related thereto; (xi) except as provided in Paragraph W, any unpaid pre-Closing royalties or similar interests relating to any oil and gas leases included in the Purchased Assets; and (xi) any rights or claims based on Excluded Contracts or Excluded Liabilities.

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5.          Lien Claimant Liens. For the avoidance of doubt, any and all of the Lien Claimants’ Liens shall, in all respects, be subject to Paragraph 4 of this Sale Order and the Purchased Assets shall be deemed transferred to the Purchaser free and clear of any and all Lien Claimant’s Liens. The Debtors may sell the Purchased Assets free and clear of all Claims and Interests, against the Debtors, their estates, or any of the Purchased Assets (except the Assumed Liabilities) because, in each case, one or more of the standards set forth in Section 363(f)(1)–(5) of the Bankruptcy Code has been satisfied. Those holders of Claims and Interests against the Debtors, their estates, or any of the Purchased Assets, who did not object, or who withdrew their objections to the Sale or the Motion, are deemed to have consented thereto pursuant to Section 363(f)(2) of the Bankruptcy Code only with regard to the sale to the Purchaser, and not to any sale to the Next Highest Bidder, in which event the objections were not withdrawn, fully maintained, and are preserved for further proceedings in the event the cash sale to the Purchaser does not close. Those holders of such Claims and Interests who did object, comprising the Lien Claimants, are alleged to fall within one or more of the other subsections of Section 363(f) and are adequately protected by having their Claims and Interests, if any, along with all other Lien claimants, in each instance against the Debtors, their estates, or any of the Purchased Assets, attach to the cash proceeds of the Sale ultimately attributable to the Purchased Assets in which such creditor alleges an interest, in the same order of priority, with the same validity, force, and effect that such creditor had prior to the Sale, subject to any claims and defenses the Debtors or their estates may possess with respect thereto. The cash proceeds of the Sale are to be escrowed shall be deemed in custodia legis, and shall be held, at interest, in an insured or securities backed account in conformance with the guidelines of the United States Trustee, pending further Order from this Court.

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6.          Exclusion of Assets Under Section 541(b)(4). Nothing in this Order, the Stalking Horse APA or any document executed in connection with the consummation thereof shall authorize or constitute a transfer of title to property which is excluded from the property of the Debtors’ estates pursuant to Section 541(b)(4) of the Bankruptcy Code, including without limitation, the USG Recorded Interests or the Reversionary Interests.

7.          Joint Operating Agreement with USG. The Purchaser shall not assume the joint operating agreement with USG in any manner that results in the payment of any Cure Costs without the consent of the Ad Hoc Group and the Debtors.

8.          Surrender of Possession. Any and all Purchased Assets in the possession or control of any person or entity, including any vendor, supplier or employee of the Debtors shall be transferred to the Purchaser free and clear of all Interests, except for Surviving Liens and Assumed Liabilities, and shall be delivered to the Purchaser and deemed delivered at the time of Closing (or such other time as provided in the Asset Purchase Agreement).

9.          Valid Transfer. Effective upon the Closing, the transfer to the Purchaser of the Debtors’ right, title and interest in the Purchased Assets pursuant to the Asset Purchase Agreement shall be, and hereby is deemed to be, a legal, valid and effective transfer of the Debtors’ right, title and interest in the Purchased Assets, and vests with or will vest in the Purchaser all right, title and interest of the Debtors in the Purchased Assets, free and clear of all Interests (other than Surviving Liens or Assumed Liabilities).

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10.         Exculpation and Release. Neither the Purchaser nor their respective affiliates, successors, assigns and advisors shall have or incur any liability to, or be subject to any action by the Debtors, their estates or any of their predecessors, successors or assigns, arising out of the negotiation, investigation, preparation, execution or delivery of the Asset Purchase Agreement, and the entry into and consummation of the Sale, other than (with respect to the Purchaser only) the Assumed Liabilities being assumed by the Purchaser pursuant to the Asset Purchase Agreement. Because the entry into and consummation of the Asset Purchase Agreement constitutes the exercise by the Debtors of sound business judgment, the Debtors, their respective members, officers, directors, employees, advisors, professionals or agents, shall have or incur no liability to the estate or any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the negotiations of the Asset Purchase Agreement or the consummation of the transactions contemplated thereunder, other than liability arising out of or relating to any act or omission that constitutes a breach of the Asset Purchase Agreement, willful misconduct, fraud or gross negligence, in each case as determined by a court of competent jurisdiction.

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11.          Injunction. Except as expressly provided in the Asset Purchase Agreement or by this Sale Order, effective upon the Closing all persons and entities, including, but not limited to, all debt security holders, equity security holders, holders of Preferential Purchase Rights, governmental, tax and regulatory authorities, lenders, vendors, suppliers, employees, trade creditors, litigation claimants and other persons holding Interests (other than Surviving Liens or Assumed Liabilities) against or in the Debtors or the Debtors’ interests in the Purchased Assets (whether known or unknown, legal or equitable, matured or unmatured, contingent or noncontingent, liquidated or unliquidated, asserted or unasserted, whether arising prior to or subsequent to the commencement of these Chapter 11 Cases, whether imposed by agreement, understanding, law, equity or otherwise), shall be and hereby are forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing such Interests against the Purchaser or any of its respective affiliates, agents, advisors, representatives, officers, controlling persons, successors and assigns, the Purchased Assets, or the interests of the Debtors or the Purchaser in such Purchased Assets, including, without limitation, taking any of the following actions with respect to an Interest (other than, with respect to the Purchaser only, the Surviving Liens and Assumed Liabilities):

a.           commencing or continuing in any manner any action or other proceeding against the Purchaser or their respective affiliates, agents, advisors, representatives, officers, controlling persons, successors, assigns, assets or properties, including the Purchased Assets;

b.           enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Purchaser or any of their respective affiliates, agents, advisors, representatives, officers, controlling persons, successors, assigns, assets or properties, including the Purchased Assets;

c.           creating, perfecting or enforcing any liens, claims, encumbrances or other interests against the Purchaser or their respective affiliates, agents, advisors, representatives, officers, controlling persons, successors, assigns, assets or properties, including the Purchased Assets;

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d.           asserting a Claim as a setoff, right of subrogation or recoupment of any kind against any obligation due the Purchaser or its affiliates, agents, advisors, representatives, officers, controlling persons, successors or assigns; or

e.           commencing or continuing any action in any manner or place that does not comply, or is inconsistent, with the provisions of this Sale Order or the agreements or actions contemplated or taken in respect thereof.

All persons are hereby enjoined from taking any action that would interfere with or adversely affect the ability of the Debtors to transfer the Purchased Assets in accordance with the terms of the Asset Purchase Agreement and this Sale Order. Following the Closing, no holder of an Interest (including as such term is used in section 363(f)) against the Debtors shall interfere with the Purchaser’s title to or use and enjoyment of the Purchased Assets.

12.         Good Faith Purchaser. The Asset Purchase Agreement has been entered into by the Purchaser in good faith and the Purchaser is a good faith purchaser of the Purchased Assets as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein of the Sale shall neither affect the validity of this Sale nor the transfer of the Purchased Assets to Purchaser, free and clear of Interests, nor the other provisions of this Order that benefit the Purchaser, unless such authorization is duly stayed before the Closing pending such appeal. The Purchaser is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code, and the Purchaser otherwise has proceeded in good faith in all respects in connection with the Sale specifically and these Chapter 11 Cases generally.

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13.         No Bulk Sales. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Asset Purchase Agreement, the Motion and this Sale Order.

14.         Fair and Equivalent Value. The consideration provided by the Purchaser for the Purchased Assets under the Asset Purchase Agreement shall be deemed for all purposes to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and any other applicable law, and the Sale may not be avoided, or costs or damages imposed or awarded under section 363(n) or any other provision of the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act or under any other law of the United States, any state, territory, possession thereof, or the District of Columbia, or any other applicable law.

15.        Transfer of Marketable Title. Upon the Closing, this Sale Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of all of the Debtors’ right, title and interest in the Purchased Assets and/or a bill of sale transferring good and marketable title in such Purchased Assets to the Purchaser at the Closing pursuant to the terms of the Asset Purchase Agreement, free and clear of all Interests (other than Surviving Liens or Assumed Liabilities).

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16.         No Successor Liability. The consummation of the Sale does not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtors and/or their estates, there is not substantial continuity between the Purchaser and the Debtors, there is no continuity of enterprise between the Debtors and the Purchaser, the Purchaser is not a mere continuation of the Debtors or their estates, and the Purchaser does not constitute a successor to the Debtors or their estates. Upon the Closing, the Purchaser’s acquisition of the Purchased Assets shall be free and clear of any “successor liability” claims of any nature whatsoever, whether known or unknown and whether asserted or unasserted as of the time of the Closing. The Purchased Assets shall not be subject to any Interests arising under or in connection with Excluded Contract, Excluded Assets, or Excluded Liabilities based on “covenants running with the land” or similar theories. The Purchaser’s operations shall not be deemed a continuation of the Debtors’ business as a result of the acquisition of the Purchased Assets.

17.         Environmental Obligations. Nothing in the Order or the Asset Purchase Agreement shall release, nullify, or enjoin the enforcement of any liability to a governmental body under environmental laws (or associated liabilities for penalties, damages, cost recovery, or injunctive relief) that any entity would be subject to as the owner, lessor, lessee, or operator of any property after the closing date. Nothing in this Order or the Asset Purchase Agreement authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under police or regulatory law.

18.        Authorization to Assign. Notwithstanding any provision of any contract governing the Purchased Assets or any Assigned Contract to be assumed and assigned to the Purchaser as of the Closing Date, pursuant to section 365(f) of the Bankruptcy Code or applicable non-bankruptcy law that prohibits, restricts, or conditions the assignment of the Purchased Assets or the Assigned Contracts, the Debtors are authorized to (a) assign the Purchased Assets to the Purchaser and (b) assume and assign the Assigned Contracts to the Purchaser as of the Closing Date, in each case, which assignments shall take place on and be effective as of the Closing Date or as otherwise provided by a separate order of this Court.

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a.           There shall be no accelerations, assignment fees, increases, or any other fees charged to the Purchaser or the Debtors as a result of the assumption and assignment of the Purchased Assets and the Assigned Contracts.

b.           The Debtors have met all of the requirements of section 365(b) of the Bankruptcy Code for each of the Assigned Contracts to be assumed and assigned to the Purchaser as of Closing. Notwithstanding the foregoing, unless required by the Purchaser under the Asset Purchase Agreement, no Debtor shall be required by the Court to assume and assign any Assigned Contracts, and, if no such assumption and assignment occurs, no Cure Costs shall be due and no adequate assurance of future performance shall be required.

c.           The Debtors’ assumption of the Assigned Contracts is subject to the consummation of the Sale of the Purchased Assets to the Purchaser. To the extent that an objection by a counterparty to any Assigned Contract, including an objection related to the applicable Cure Cost, is not resolved prior to the Closing, the Purchaser, may, without any further approval of the Court or notice to any party, elect to (i) not have the Debtors assume and assign such Assigned Contract to it or (ii) have the Debtors postpone the assumption of such Assigned Contract until the resolution of such objection; provided that the Debtors, the Purchaser, and the relevant non-debtor counterparty under each Assigned Contract shall have authority to compromise, settle or otherwise resolve any objections to proposed Cure Costs without further order of the Bankruptcy Court, with any such agreed upon Cure Costs being paid to the appropriate counterparty as a condition subsequent to such assumption and assignment of the relevant Assigned Contract.

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19.          Assigned Contracts. As of the Closing, subject to the provisions of this Sale Order, the Purchaser shall succeed to the entirety of the Debtors’ rights and obligations in the Assigned Contracts to be assumed and assigned to the Purchaser first arising and attributable to the time period occurring on or after the Closing and shall have all rights thereunder.

a.           Upon Closing, (i) all defaults (monetary and non-monetary) under the Assigned Contracts shall be deemed cured and satisfied in full through the payment of the Cure Costs, (ii) no other amounts will be owed by the Debtors, their estates or the Purchaser with respect to amounts first arising or accruing during, or attributable or related to, the period before Closing with respect to the Assigned Contracts and (iii) any and all persons or entities shall be forever barred and estopped from asserting a claim against the Debtors, their estates, or the Purchaser or the Purchased Assets that any additional amounts are due or defaults exist under the Assigned Contracts that arose or accrued, or relate to or are attributable to the period before the Closing. The Purchaser’s promise pursuant to the terms of the Asset Purchase Agreement to pay the Cure Costs and to perform the Debtors’ obligations under the Assigned Contracts for the period on or after the Closing shall constitute adequate assurance of its future performance under the Assigned Contracts being assigned to it as of the Closing within the meaning of sections 365(b)(l)(C) and (f)(2)(B) of the Bankruptcy Code.

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b.           Upon assumption of those Assigned Contracts to be assumed by the Debtors and assigned to the Purchaser as of Closing, such Assigned Contracts shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Sale Order, and shall be assigned and transferred to the Purchaser, notwithstanding any provision in such Assigned Contracts or other restrictions prohibiting assignment or transfer. To the extent any executory contract or unexpired lease is assumed and assigned to the Purchaser under this Sale Order, such assumption and assignment will not take effect until the Closing. Furthermore, other than Assigned Contracts, no other contract shall be deemed assumed by the Debtors and assigned to the Purchaser pursuant to section 365 of the Bankruptcy Code. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assigned Contract shall not be a waiver of such terms or conditions, or of the Debtors’ and the Purchaser’s rights to enforce every term and condition of such Assigned Contract.

c.           All counterparties to the Assigned Contracts to be assumed and assigned to Purchaser as of the Closing shall cooperate and expeditiously execute and deliver, upon the reasonable request of the Purchaser, and shall not charge the Debtors or the Purchaser for, any instruments, applications, consents, or other documents which may be required or requested by any public or quasi-public authority or other party or entity to effectuate the applicable transfers in connection with the Transactions.

d.           Notwithstanding the foregoing, in accordance with and pursuant to the terms and conditions of Section 2.6 or other applicable provisions of the Asset Purchase Agreement, the Debtors may, at the Purchaser’s direction, amend the list of Assigned Contracts and designate any Assigned Contract as an Excluded Contract.

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20.         Release of Interests. Effective upon the Closing, this Sale Order: (a) is and shall be effective as a determination that all Interests (other than Surviving Liens or Assumed Liabilities) of any kind or nature whatsoever existing as to the Purchased Assets prior to the Closing have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected; (b) is and shall be binding upon and shall govern the acts of all entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Purchased Assets conveyed to the Purchaser, and all recorded Interests (other than Surviving Liens or Assumed Liabilities) against the Purchased Assets shall be deemed stricken from such entities records, official and otherwise.

21.        Approval to Release Interests. If any person or entity that has filed financing statements, mortgages, mechanic’s liens or other documents or agreements evidencing Interests in, Liens on, or Claims against the Purchased Assets shall not have delivered to the Debtors before the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all Interests (other than Surviving Liens or Assumed Liabilities) that the person or entity has or may assert with respect to the Purchased Assets, the Debtors and the Purchaser are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Purchased Assets. The Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests against the Purchased Assets other than the Surviving Liens and the Assumed Liabilities. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state or local government agency, department or office.

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22.         Allocation of Purchased Assets. The Purchaser is hereby authorized in connection with the consummation of the Sale to allocate the Purchased Assets, including the Assigned Contracts, among its affiliates, designees, assigns, and/or successors, in a manner as it in its sole discretion deems appropriate, and to assign, lease, sublease, license, sublicense, transfer, or otherwise dispose of any of the Purchased Assets, including the Assigned Contracts, to its affiliates, designees, assignees and/or successors with all of the rights and protections accorded to the Purchaser under this Sale Order and the Asset Purchase Agreement with respect thereto, and the Debtors shall cooperate with and take all actions reasonably requested by the Purchaser to effectuate any of the foregoing.

23.        Governmental Authorization to Effectuate Sale and Assignments. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized to accept any and all documents and instruments in connection with or necessary to consummate the transactions contemplated by the Asset Purchase Agreement. No governmental unit may revoke or suspend any lawful right, license, trademark or other permission relating to the use of the Purchased Assets sold, transferred or conveyed to the Purchaser on account of the filing or pendency of these Chapter 11 Cases or the consummation of the Transactions. For the avoidance of doubt, the Sale of the Purchased Assets authorized herein shall be of full force and effect, regardless of whether the Debtors or any of their affiliates lack good standing in any jurisdiction in which such entity is formed or is authorized to transact business.

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24.         Inconsistencies with Prior Orders, Pleadings or Agreements. To the extent this Sale Order is inconsistent with any prior order or pleading with respect to the Motion in these Chapter 11 Cases, the terms of this Sale Order shall govern. To the extent there is any inconsistency between the terms of this Sale Order and the terms of the Asset Purchase Agreement (including all ancillary documents executed in connection therewith), the terms of this Sale Order shall govern.

25.         Subsequent Orders and Plan Provisions. This Sale Order shall not be modified by any chapter 11 plan confirmed in these Chapter 11 Cases or any subsequent order(s) of this Court.

26.         Binding Effect of Sale Order. This Sale Order and the Asset Purchase Agreement shall be binding in all respects upon the Debtors, their estates, all creditors of, and holders of equity interests in, the Debtors, any holders of Liens, Claims or other Interests in, against or on all or any portion of the Purchased Assets (whether known or unknown), the Purchaser and all successors and assigns of the Purchaser, the Purchased Assets and any trustees, examiners, “responsible persons” or other fiduciaries appointed in the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code, and the Asset Purchase Agreement shall not be subject to rejection or avoidance under any circumstances. If any order under section 1112 of the Bankruptcy Code is entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that this Sale Order, including the rights granted to the Purchaser hereunder, shall remain effective and, notwithstanding such dismissal, shall remain binding on parties in interest.

27.        Failure to Specify Provisions. The failure specifically to include or make reference to any particular provisions of the Asset Purchase Agreement or any related ancillary document in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Asset Purchase Agreement and all related ancillary documents are authorized and approved in their entirety.

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28.         Retention of Jurisdiction. The Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Sale Order, including, without limitation, the authority to: (i) interpret, implement and enforce the terms and provisions of this Sale Order (including the exculpation, release and injunctive provisions in this Sale Order) and the terms of the Asset Purchase Agreement, all amendments thereto and any waivers and consents thereunder; (ii) protect the Purchaser, or the Purchased Assets, from and against any Interests (other than Surviving Liens or Assumed Liabilities); (iii) compel delivery of all Purchased Assets to the Purchaser; (iv) compel the Debtors and the Purchaser to perform all of their respective obligations under the Asset Purchase Agreement; and (v) resolve any disputes arising under or related to the Asset Purchase Agreement or the Sale, including any disputes regarding lien priority claims and claims to the escrowed proceeds of the Sale.

29.         No Material Modifications. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended, or supplemented through a written document signed by the parties thereto in accordance with the terms thereof without further order of the Court; provided, however, that any such modification, amendment or supplement is neither material nor materially changes the economic substance of the transactions contemplated hereby.

30.         Immediate Effect. This Sale Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding any provision in the Bankruptcy Rules to the contrary, the Court expressly finds there is no reason for delay in the implementation of this Sale Order and, accordingly: (i) the terms of this Sale Order shall be immediately effective and enforceable upon its entry; (ii) the Debtors are not subject to any stay in the implementation, enforcement or realization of the relief granted in this Sale Order; and (iii) the Debtors may, in their discretion and without further delay, take any action and perform any act authorized under this Sale Order.

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31.         Provisions Non-Severable. The provisions of this Sale Order are nonseverable and mutually dependent.

32.         Next Highest Bidder. The Purchaser under the Stalking Horse APA is hereby declared the Next Highest Bidder (as defined in the Bidding Procedures) for the Purchased Assets. Subject to, and in accordance with, the terms of this Sale Order, the Debtors may seek a hearing for authorization to consummate, complete and close the sale of the Purchased Assets and the assumption and assignment of the Assigned Contracts to the Next Highest Bidder in the event that the sale to the Purchaser as contemplated by the Asset Purchase Agreement does not close for any reason whatsoever, without further order of this Court. All parties in interest, including those parties having filed objections, fully and completely reserve their rights to oppose such a request by the Debtors or any other person, and nothing in this Order shall impair or prejudice the persons having filed objections to any credit bid sale from fully and completely prosecuting the objections.

33.         Satisfaction of Conditions Precedent. Neither the Purchaser nor the Debtors shall have an obligation to close the Transactions until all conditions precedent in the Asset Purchase Agreement to each of their respective obligations to close the Transactions have been met, satisfied, or waived in accordance with the terms of the Asset Purchase Agreement.

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34.         Federal Lease Obligations. Notwithstanding anything in this Order or the Purchase Agreement to the contrary, the assignment and/or transfer of the Debtor’s interests in the leases under which the federal government of the United States of America or any of its agencies or offices (the “United States”) is the lessor (collectively, the “Federal Leases”) will be ineffective absent the consent of the United States.  By consummating the transactions contemplated by the Purchase Agreement, the Purchaser shall be deemed to agree that, in order to obtain the consent of the United States to the assignment and/or transfer of any interests in the Federal Leases, the Debtor and/or its Purchaser must: (i) if it learns of any additional reports not submitted to ONRR, by no later than thirty (30) days after the Purchaser has received notification from ONRR of any missing report(s) and associated royalty report(s) that the Debtor failed to submit to ONRR, use commercially reasonable efforts to submit such report(s) to ONRR; (ii) by no later than thirty (30) days after the Purchaser has received notification from ONRR of any additional submitted report(s) that the Debtor needs to amend, use commercially reasonable efforts to submit such amended report(s) to ONRR; (iii) pay to ONRR within fifteen (15) days after the Purchaser receives notification from ONRR of the additional amounts ONRR has determined as appropriate, based on ONRR’s reconciliation of such reports and/or with respect to late payment charges or interest; (iv) pay late payment charges on the untimely payments due and payable to ONRR at the rate established at 30 C.F.R. § 1218.54 in such amounts as ONRR may determine and advise Purchaser; (vi) comply with the provisions of 30 U.S.C. § 187 (“Assignment or subletting of leases; relinquishment of rights under leases; conditions in leases for protection of diverse interests in operation of mines, wells, etc.; State laws not impaired”) with respect to the Federal Leases; and (vii) upon written request by ONRR, provide adequate assurance that any other defaults identified by ONRR to Purchaser with respect to the Federal Leases will be promptly cured. Notwithstanding anything herein to the contrary, all payments by Purchaser to the United States pursuant to the terms of this paragraph shall be contingent on the consent of the Bureau of Land Management (“BLM”) to the assignment of the Federal Leases to Purchaser, and the United States shall refund to Purchaser any amounts paid by Purchaser with respect to the assignment of the Federal Leases if the BLM disapproves such assignment.

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35.         Federal Lease Cures. Nothing in this Order, the prior orders entered in this Case, or the Asset Purchase Agreement shall be interpreted to set cure amounts for the Federal Leases, or require the United States to otherwise consent to the sale, assignment, and/or transfer of any interests in the Federal Leases, other than in accordance with applicable non-bankruptcy law.

36.         ONRR Audit Rights. Notwithstanding any other provision herein, ONRR will have and retain the right to audit and/or perform any compliance review, and if appropriate, collect from, the Debtor or its successors and assigns (including the Purchaser) any additional monies owed by the Debtor prior to the assumption and/or assignment, transfer and/or sale of the Federal Leases and/or any interest therein, without those rights being adversely affected by these bankruptcy proceedings.

37.         Federal Lease Reservation of Rights. The Debtor and its successors and assigns (including the Purchaser) will retain all defenses and/or rights, other than defenses and/or rights arising under the Bankruptcy Code, to challenge any such determination by ONRR relating to the Federal Leases; provided, however, that any such challenge, including any challenge associated with this Case, must be raised in ONRR’s administrative review process leading to a final agency determination by ONRR. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. §§ 1701, et seq.).

38.         P&A Obligations. Nothing in this Order or the Purchase Agreement is intended to address or shall otherwise affect any plugging and abandonment or decommissioning obligations and financial assurance requirements relating to the Federal Leases, as determined by Interior, that must be met by the Debtor or its successors and assigns (including the Purchaser) on the Federal Leases going forward.

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39.          Police and Regulatory Authority. Nothing in this Order or in the Purchase Agreement is intended to or shall release, nullify, preclude, or enjoin the enforcement of any police or regulatory liability to the United States that any entity would be subject to as the owner or operator of property after the date of entry of this Order.

40.          Environmental Authority. Nothing in the Order or the Asset Purchase Agreement shall release, nullify, or enjoin the enforcement of any liability to a governmental body under environmental laws (or associated liabilities for penalties, damages, cost recovery, or injunctive relief) that any entity would be subject to as the owner, lessor, lessee, or operator of any property after the closing date.

41.          Compliance Requirement for Assignment. Nothing in this Order or the Asset Purchase Agreement authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under police or regulatory law.

DATED:	, 2015

BY THE COURT:

The Honorable Howard R. Tallman
United States Bankruptcy Judge

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